                                                                    Exhibit 4(g)

                   SERIES E PERMANENT GLOBAL FIXED RATE NOTE

BEARER                                                     PRINCIPAL AMOUNT
No. -
                             MCDONALD'S CORPORATION
                             PERMANENT GLOBAL NOTE
                                  (FIXED RATE)
                                  representing
                            MEDIUM-TERM NOTE, SERIES E

                Due from 184 days to 60 Years from Date of Issue

     THIS SECURITY IS A PERMANENT GLOBAL NOTE, WITHOUT COUPONS, EXCHANGEABLE FOR INDIVIDUAL BEARER NOTES, WITH COUPONS, IF ANY, IN THE DENOMINATION OF U.S. $ 25,000 OR ANY LARGER AMOUNT THAT IS AN INTEGRAL MULTIPLE OF U.S. $5,000 (OR SUCH OTHER DENOMINATIONS AS ARE SPECIFIED BELOW). THE RIGHTS ATTACHING TO THIS NOTE AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR INDIVIDUAL BEARER NOTES ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).

     UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL BEARER NOTES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

     ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNIED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

     IF APPLICABLE, THE "TOTAL AMOUNT OF OID," "YIELD TO STATED MATURITY" AND "INITIAL ACCRUAL PERIOD OID" (COMPUTED UNDER THE APPROXIMATE METHOD) SET FORTH BELOW WILL BE COMPLETED SOLELY FOR THE PURPOSES OF APPLYING THE FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES.

Issue Price:                Original Issue Date:

Interest Rate:              Stated Maturity:

Interest Payment Dates:
     (Applicable only if other than February 15 and August 15 of each year)

Regular Record Dates:
     (Applicable only if other than February 1 and August 1 of each year)

Specified Currency:
     (applicable only if other than U.S. dollars)

              Option to Receive Payments in Specified Currency: [ ] Yes [ ] No (Applicable only if Specified Currency is other than U.S. dollars)

              Authorized Denominations:
                   (Applicable only if other than U.S. $25,000 and
              increments of U.S. $5,000 or if Specified Currency is
                   other than U.S. dollars)

Optional Redemption:          [ ] Yes  [ ] No

         Optional Redemption Dates:

         Redemption Prices:

         [ ] The Redemption Price shall initially be % of the principal amount of the Note to be redeemed and shall decline at each anniversary of the initial Optional Redemption Date by % of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount; provided, however, that if this
                                               --------  -------
                Note is an Original Issue Discount Note, the Redemption Price shall be the Amortized Face Amount of the principal amount to be redeemed.

         [ ]    Other:

Sinking Fund: [ ] Yes  [ ] No    Amortizing Note: [ ] Yes  [ ] No

         Sinking Fund Dates:                     Amortization Schedule:

         Sinking Fund Amounts:

Optional Repayment: [ ] Yes [ ] No  Original Issue Discount Note: [ ] Yes [ ] No

         Optional Repayment Dates:

         Optional Repayment Prices:

                 McDONALD'S CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), for value received, hereby promises to pay to bearer upon presentation and surrender hereof the principal amount endorsed on the Schedule of Issuances, Exchanges and Aggregate Principal Amount hereto on the Stated Maturity shown above and to pay accrued interest on said principal sum at the Interest Rate specified above from the Original Issue Date specified above (the "Original Issue Date"), or from the most recent date to which interest has been paid or duly provided for, semiannually in arrears (unless otherwise specified on the face hereof) on February 15 and August 15 of each year (each an "Interest Payment Date") and on the Stated Maturity shown above, or upon earlier redemption or repayment, until said principal amount is paid or duly provided for in accordance with the terms hereof. Interest on this Note, if any, will be computed on the basis of a 360-day year of twelve 30-day months. Any payment of principal, premium or interest required to be made in respect hereof on a date that is not a Business Day (as defined below) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such date, and no additional interest shall accrue as a result of such delayed payment. For purposes of this Note, "Business Day" means any day, other than a Saturday or Sunday, that is (i) neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in (a) The City of New York, (b) the City of Chicago or (c) if the Specified Currency for this Note is other than U.S. dollars, the principal financial center of the country issuing such Specified Currency (which, in the case of ECU, shall be Luxembourg) and (ii) if the Specified Currency for this Note is ECU, not a day designated as an ECU Non-Settlement Day by the ECU Banking Association (or otherwise generally regarded in the ECU interbank market as a day on which payments in ECU shall not be made).

                 This Note is exchangeable in whole or from time to time in part without charge for individual Bearer Notes, with appropriate Coupons attached, in the denomination of U.S.$25,000 or any larger amount that is an integral multiple of U.S.$5,000 (or such other denominations as are specified above), upon 30 days' notice to the Trustee given through either Euroclear or Cedel. Upon any exchange of any portion of this Note for individual Bearer Notes, the portion of the principal amount hereof so exchanged shall be endorsed by the Paying Agent in the Schedule of Issuances, Exchanges and Aggregate Principal Amount hereto, and the principal amount hereof shall be reduced for all purposes by the amount so exchanged.

                 Except as otherwise provided herein or in the Indenture, until exchanged in full for individual Bearer Notes, this Note shall in all respects be entitled to the same benefits and subject to the same terms and conditions of, and the Company shall be subject to the same restrictions as those contained on the individual Bearer Notes and in the Indenture.

                 REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, AND SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH IN THIS PLACE.

                 This Note shall not become valid or obligatory for any purpose unless and until this Note has been authenticated by First Fidelity Bank, National Association, or its successor, as Trustee.

                 IN WITNESS WHEREOF, the Company has caused this Note to be executed under its corporate seal.

       Dated:
                              McDONALD'S CORPORATION


                              By_____________________________________
                                Vice President and Treasurer

       [seal]

                              Attest_________________________________
                                    [Assistant] Secretary



                         CERTIFICATE OF AUTHENTICATION

            This is one of the Notes issued under the within-mentioned
       Indenture.

                          FIRST FIDELITY BANK, NATIONAL ASSOCIATION
                            as Trustee

                          MORGAN GUARANTY TRUST COMPANY OF
                            NEW YORK, LONDON OFFICE, as
                            Authenticating Agent


                          By____________________________________
                            Authorized Officer

                             McDONALDS CORPORATION

                           MEDIUM-TERM NOTE, SERIES E

                                  (FIXED RATE)

       General
       -------

                 This Note is one of a series of duly authorized debt securities of the Company (the "Debt Securities") issued or to be issued in one or more series under an indenture dated as of March 1, 1987 (the "Indenture") between the Company and First Fidelity Bank, National Association (formerly Fidelity Bank, National Association), as trustee (the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Debt Securities and of the terms upon which the Debt Securities are, and are to be, authenticated and delivered. This Debt Security is one of a series designated on the face hereof limited to an aggregate initial public offering price or purchase price of up to U.S.$584,662,000 or the equivalent thereof in one or more foreign or composite currencies, subject to reduction as a result of the sale of other Debt Securities. The U.S. dollar equivalent of the public offering price or purchase price of Notes denominated in currencies other than U.S. dollars will be determined by the Paying Agent (as defined below), on the basis of the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York (the "Market Exchange Rate") for such currencies on the applicable trade dates; provided, however, that in the
                                                 --------  -------
       case of ECU, the Market Exchange Rate shall be the rate of exchange determined by the Commission of the European Communities, or any successor publication on the applicable trade dates.

                 "Maturity," when used with respect to this Note, means the date on which the principal of this Note or an installment of principal becomes due and payable as provided herein or in the Indenture whether at Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

                 The authorized denominations of Bearer Notes denominated in U.S. dollars will be U.S.$25,000 and any larger amount that is an integral multiple of U.S.$5,000, unless otherwise specified on the face hereof. The authorized denominations of Bearer Notes denominated in currencies other than U.S. dollars will be as set forth on the respective faces thereof.

                 If so specified on the face hereof, this Note will be redeemable at the option of the Company in whole or from time to time in part, on the dates designated as the Optional Redemption Dates on the face hereof, upon the Company's giving the Trustee at least 45 days' notice, at the Redemption Prices determined as provided on the face hereof. Notice of any such redemption will be given to record Holders of Notes as set forth below at least 30 but not more than 60 days prior to any Optional Redemption Date. Unless otherwise specified on the face hereof, the Bearer Notes will not be subject to any sinking fund. Any such sinking fund shall be administered in accordance with the terms specified on the face hereof and otherwise as set forth in the Indenture.

                 If the Company has or will become obligated to pay additional amounts on the Bearer Notes as described below as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or any change in official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is enacted or becomes effective (regardless of when announced) on or after the Original Issue Date, and such obligation cannot be avoided by the Company taking reasonable measures available to it, then the Company may, at its option, redeem the Bearer Notes in whole, but not in part, at any time on giving at least 30 but not more than 60 days' notice as set forth below, which notice shall be irrevocable, calculated without premium, at 100% of the principal amount, plus accrued interest to the redemption date; provided,
                                                                       --------
       however, that if this Bearer Note is an Original Issue Discount Note, the
       -------
       redemption price shall be limited to the sum of (i) the aggregate principal amount hereof multiplied by the Issue Price hereof (expressed as a percentage of the aggregate principal amount) and (ii) the original issue discount accrued hereon from the Original Issue Date to the date fixed for redemption, which amortization shall be calculated using the "interest method" (computed in accordance with generally accepted accounting principles in effect on the date of notice of redemption). No such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company would be obligated to pay such additional amounts were a payment in respect of the Bearer Notes then due. Prior to the publication of any notice of redemption pursuant to this paragraph, the Company shall deliver to the Trustee a certificate stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the

       Company so to redeem have occurred, and an opinion of counsel to the effect that the Company has or will become obligated to pay such additional amounts as a result of such change or amendment.

                 If so specified on the face hereof, this Note will be repayable prior to its Stated Maturity at the option of the Holder on the Optional Repayment Dates shown on the face hereof at the Optional Repayment Prices shown on the face hereof, together with accrued interest to the date of repayment. In order for this Note to be repaid, the Principal Paying Agent (as specified below) must receive the Note at least 30 but not more than 45 days prior to an Optional Repayment Date. Any tender of this Note for repayment shall be irrevocable. The repayment option may be exercised by the Holder hereof for less than the entire principal amount hereof, provided that the principal amount of the Note remaining
               --------
       outstanding after repayment is an authorized denomination. Upon such partial repayment, this Note shall be cancelled and a new Note or Notes for the remaining principal amount hereof shall be issued to the Holder of this Note.

       Payment of Additional Amounts
       -----------------------------

                 The Company will, subject to the exceptions and limitations set forth below, pay such additional amounts to the Holder of this Note that is a United States Alien (as defined below) such amounts as may be necessary so that every net payment on this Note, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed by the United States (or any political subdivision or taxing authority thereof or therein) upon or as a result of such payment, will not be less than the amount provided in this Note to be then due and payable. However, the Company will not be required to make any such payment of additional interest to such Holder for or on account of:

                 (a) any tax, assessment or other governmental charge that would not have been imposed but for (i) the existence of any present or former connection between such Holder (or between a fiduciary, settlor or beneficiary, member or shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, a trust, a partnership or a corporation) and the United States, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been engaged in trade or business or present therein or having or having had a permanent establishment therein or (ii) such Holder's past or present status as a personal holding company, foreign personal holding company or private foundation or other tax-exempt organization with respect to the United States or as a corporation that accumulates earnings to avoid United States federal income tax;

                 (b) any estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, assessment or other governmental charge;

                 (c) any tax, assessment or other governmental charge imposed by reason of the presentation by the Holder of this Note for payment on a date more than 10 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

                 (d) any tax, assessment or other governmental charge that is payable otherwise than by withholding from a payment on this Note;

                 (e) any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of principal or interest on this Note, if such payment can be made without such withholding by any other Paying Agent in Western Europe;

                 (f) any tax, assessment or other governmental charge that would not have been imposed but for the failure to comply with any applicable certification, identification, documentation, information or other reporting requirement concerning the nationality, residence, identity or connection with the United States of the Holder or beneficial owner of this Note if, without regard to any tax treaty, such compliance is required by statute or by regulation of the United States or of any political subdivision or taxing authority thereof or therein as a pre-condition to relief or exemption from such tax, assessment or other governmental charge; or

                 (g) any tax, assessment or other governmental charge imposed by reason of such Holder's past or present status as (i) a controlled foreign corporation that is related to the Company through stock ownership or (ii) the actual or constructive owner of 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote; or

                 (h)  any combination of items (a), (b), (c), (d), (e), (f) or
            (g).

       nor shall such additional amounts be paid with respect to a payment on this Note to a United States Alien that is a fiduciary or partnership or other than the sole beneficial owner of this Note or such Coupon to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to the additional amounts had such beneficiary, settlor, member or beneficial owner been the Holder of this Note.

                 The term "United States Alien" means any Person that, for United States federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or foreign partnership one or more of the members of which is, for United States federal income tax purposes, a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust.

                 If the Company shall determine that any payment made outside the United States by the Company or any of its Paying Agents in respect of this Note or any Coupon (an "Affected Security") would, under any present or future laws or regulations of the United States, be subject to any certification, identification, documentation, information or other reporting requirement of any kind, the effect of which requirement is the disclosure to the Company, any Paying Agent or any governmental authority of the nationality, residence or identity of a beneficial owner of such Affected Security that is a United States Alien (other than such a requirement (a) that would not be applicable to a payment made by the Company or any of its Paying Agents (i) directly to the beneficial owner or (ii) to a custodian, nominee or other agent of the beneficial owner or
       (b) that can be satisfied by such custodian, nominee or other agent certifying to the effect that the beneficial owner is a United States Alien; provided that, in any case referred to in clause (a)(ii) or (b),
              --------
       payment by the custodian, nominee or agent to the beneficial owner is not otherwise subject to any such requirement), then the Company shall elect either (x) to redeem such Affected Securities in whole, but not in part, at their Redemption Price, or (y) if the conditions described in the next succeeding paragraph are satisfied, to pay the additional amounts specified in such paragraph. The Company shall make such determination as soon as practicable and publish prompt notice thereof (the "Determination Notice") stating the effective date of such certification, documentation, identification, information or other reporting requirement, whether the Company elects to redeem the Affected Securities or to pay the additional amounts specified in the next succeeding paragraph and (if applicable) the last date by which the redemption of the Affected Securities must take place, as provided in the next succeeding sentence. If any Affected Securities are to be redeemed pursuant to this paragraph, the redemption shall take place on such date, not later than one year after the publication of the Determination Notice, as the Company shall specify by notice given to the Principal Paying Agent at least 60 days before the redemption date. Notice of such redemption shall be given to the Holders of the Affected Securities at least 30 but not more than 60 days prior to the Redemption Date. Notwithstanding the foregoing, the Company shall not so redeem the Affected Securities if the Company shall subsequently determine not less than 30 days prior to the redemption date, that subsequent payments on the Affected Securities would not be subject to any such certification, identification, documentation, information or other reporting requirement, in which case the Company shall publish prompt notice of such subsequent determination and any earlier redemption notice given pursuant to this paragraph shall be revoked and of no further effect. Prior to the publication of any Determination Notice pursuant to this paragraph, the Company shall deliver to the Trustee a certificate stating that the Company is obligated to make such determination and setting forth a statement of facts showing that the conditions precedent to the obligation of the Company to redeem the Affected Securities or to pay the additional amounts specified in the next succeeding paragraph have occurred, and an opinion of counsel to the effect that such conditions have occurred.

                 If and so long as the certification, identification, documentation, information or other reporting requirement referred to in the preceding paragraph would be fully satisfied by payment of a backup withholding tax or similar charge, the Company may elect to pay such additional amounts as may be necessary so that every net payment made outside the United States following the effective date of such requirement by the Company or any of its Paying Agents in respect of any Affected Security of which the beneficial owner is a United States Alien (but without any requirement that the nationality, residence or identity of such beneficial owner be disclosed to the Company, any Paying Agent or any governmental authority), after deduction or withholding for or on account of such backup withholding tax or similar charge will not be less than the amount provided in such Affected Security to be then due and payable. However, the Company may elect not to pay such Additional Amounts in respect of any backup withholding tax or similar charge, which
       (a) would not be applicable to a payment of principal of or interest on any Affected Security made by the Company or any one of its paying agents
       (i) directly to the beneficial owner or to a custodian, nominee or other agent of the beneficial owner of such Affected Security or (ii) if such custodian, nominee or other agent were to certify to the effect that such beneficial owner is a United States Alien or (b) is imposed as a result of presentation of such Affected Security for payment more than 10 days after the date on which such payment became due and payable or on which payment thereof is duly provided for, whichever occurred later. If the Company elects to pay the additional amounts pursuant to this paragraph, then the Company shall have the right to redeem the Affected Securities at any time in whole, but not in part, at their Redemption Prices, without reducing such Redemption Prices for applicable withholding taxes subject to the provisions of the last three sentences of the immediately preceding paragraph. If the Company elects to pay the additional amounts pursuant to this paragraph and the condition specified in the first sentence of this paragraph should no longer be satisfied, then the Company shall redeem the Affected Securities pursuant to the applicable provisions of the preceding paragraph. Any redemption payments made by the Company pursuant to the two immediately preceding sentences shall be subject to the continuing obligation of the Company to pay the additional amounts pursuant to this paragraph.

                 Except as set forth below, the principal hereof and any premium and interest hereon will be paid by the Company (unless otherwise specified above) in such coin or currency specified above as at the time of payment shall be legal tender for the payment of public and private debts (the "Specified Currency"). Payment of principal shall be made only against presentation and surrender of this Note, subject to any applicable laws or regulations, at the specified offices outside the United States of the Paying Agents listed below, and interest payable in respect of an Interest Payment Date will be paid to each of Euroclear and Cedel with respect to that portion of this Note held for its account. No payment in respect of this Note will be made upon presentation of this Note at any office or agency of the Trustee or any other paying agency maintained by the Company in the United States, nor will any such payment be made by transfer to an account, or by mail to an address, in the United States.

                 The interest payable hereon on each Interest Payment Date will equal the amount of interest accrued from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or duly made available for payment (or from and including the date of issue, if no interest has been paid hereon) to but excluding the related Interest Payment Date or Maturity, as the case may be.

                 The Company has initially appointed as its Paying Agents for Bearer Notes of this series the offices listed below:

                            Principal Paying Agent:

                             Morgan Guaranty Trust
                              Company of New York
                             60 Victoria Embankment
                                London EC4Y OJP

                                 Paying Agent:
                               Banque Generale du
                                Luxembourg S.A.
                                14 Rue Aldringen
                               L-2951 Luxembourg
                                   Luxembourg

                 The Company reserves the right at any time to vary or terminate the appointment of any Paying Agent and to appoint additional or other Paying Agents and to approve any change in the office through which any Paying Agent acts, provided that there will at all times be a Paying
                          --------
       Agent (which may be the Trustee) in at least one city in Europe which, so long as Bearer Notes are listed on the Luxembourg Stock Exchange and the rules of the exchange shall so require, shall include (or be) Luxembourg. Notice of any such termination or appointment and of any changes in the specified offices of the Trustee or any Paying Agent will be given to the Holder hereof as described below.

       Payment in Currencies Other Than the Specified Currency
       -------------------------------------------------------

                 Except as set forth below with respect to payments in ECU, if payment in respect of this Note is required to be made in a specified currency other than U.S. dollars (a "Specified Currency") and such currency is unavailable to the Company due to the imposition of exchange controls or other circumstances beyond the Company's control or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments shall be made in U.S. dollars until such currency is again available to the Company or so used. The amounts so payable on any date in such currency shall be converted into U.S. dollars on the basis of the most recently available Market Exchange Rate for such currency or as otherwise indicated on the face hereof. Any payment made under such circumstances in U.S. dollars will not constitute an Event of Default under the Indenture. Notwithstanding the foregoing, if a Specified Currency is unavailable to the Company solely because such currency no longer constitutes legal tender because it has been replaced by the ECU or the new single currency of the European Union once monetary union takes effect pursuant to Article 1091 of the Treaty establishing the European Community, the amounts so payable in respect of such Note shall, beginning with the date such replacement becomes effective, be made in the relevant new single currency of the European Union; the amounts so payable on any date shall be converted into such single currency on the basis of the conversion officially in effect in the European Union on the effective date of such replacement.

                 If payment in respect of this Note is required to be made in ECU and the ECU are not then used in the European Monetary System (the "EMS"), then the Paying Agent shall, without liability on its part, choose a component currency

       (the "Payment Currency") of the ECU in which all payments in respect hereof shall be made until the ECU are again so used. The amount of each payment in such Payment Currency shall be computed on the basis of the equivalent of the ECU in that currency, determined as described below, as of the fourth Luxembourg business day prior to the date on which such payment is due. Notice of the Payment Currency selected by the Trustee shall be given as described below. Any payment made under such circumstances in the Payment Currency will not constitute an Event of Default under the Indenture.

                 Notwithstanding the foregoing, on the first Luxembourg business day on which the ECU are no longer used in the EMS, the Trustee shall, without liability on its part, choose a Payment Currency in which all payments with respect to Bearer Notes and Coupons denominated in ECU having a due date prior thereto but not yet presented for payment are to be made. The amount of each payment in such Payment Currency shall be computed on the basis of the equivalent of the ECU in that currency, determined as described below, as of such first Luxembourg business day. Any payment made under such circumstances in the Payment Currency will not constitute an Event of Default under the Indenture.

                 The equivalent of the ECU in the relevant Payment Currency as of any date (the "Day of Valuation") shall be determined by the Luxembourg Stock Exchange on the following basis. The component currencies of the ECU for this purpose (the "Components") shall be the currency amounts that were components of the ECU when the ECU was most recently used in the EMS or for the settlement of transactions by public institutions of or within the European Community. The equivalent of the ECU in the Payment Currency shall be calculated by, first, aggregating the U.S. dollar equivalents of the Components, and then, using the rate used for determining the U.S. dollar equivalents of the Components in the Payment Currency as set forth below, calculating the equivalent in the Payment Currency of such aggregate amount in U.S. dollars.

                 The U.S. dollar equivalent of each of the Components shall be determined by the Luxembourg Stock Exchange on the basis of the middle spot delivery quotations prevailing at 2:30 p.m. Luxembourg time on the Day of Valuation, as obtained by the Luxembourg Stock Exchange from one or more major banks, selected by the Trustee (with the approval of the Company), in the country of issue of the Component in question.

                 If the official unit of any component currency of the ECU is altered by way of combination or subdivision, the number of units of that currency as a Component shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as Components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in such single currency. If any component currency is divided into two or more currencies, the amount of that currency as a Component shall be replaced by amounts of such two or more currencies, each of which shall be equal to the amount of the former component currency divided by the number of currencies into which that currency was divided.

                 If no direct quotations are available for a Component on a Day of Valuation from any of the banks selected by the Trustee (with the approval of the Company) for this purpose, because foreign exchange markets are closed in the country of issue of that Component, or for any other reason, in computing the U.S. dollar equivalent of such Component the Luxembourg Stock Exchange shall (except as provided below) use the most recent direct quotations for such Component obtained by it, provided
                                                                        --------
       that such most recent quotations may be used only if they were prevailing in the country of issue not more than two Luxembourg business days before such Day of Valuation. Beyond such period of two Luxembourg business days, the Luxembourg Stock Exchange shall determine the U.S. dollar equivalent of such Component on the basis of cross rates derived from the middle spot delivery quotations for such Component and for the U.S. dollar prevailing at 2:30 p.m. Luxembourg time on such Day of Valuation, as obtained by the Luxembourg Stock Exchange from one or more major banks, selected by the Trustee (with the approval of the Company), in a country other than the country of issue of such Component. Notwithstanding the foregoing, within such period of two Luxembourg business days, the Luxembourg Stock Exchange shall determine the U.S. dollar equivalent of such Component on the basis of such cross rates if the Trustee and the Company judge that the equivalent so calculated is more representative than the U.S. dollar equivalent calculated on the basis of such most recent direct quotations. Unless otherwise specified by the Trustee, if there is more than one market for dealing in any component currency by reason of foreign exchange regulations or for any other reason, the market to be referred to in respect of such currency shall be that upon which a nonresident issuer of securities denominated in such currency would purchase such currency in order to make payments in respect of such securities.

                 All determinations referred to above made by the Trustee or the Luxembourg Stock Exchange shall be at their respective sole discretion (except to the extent expressly provided herein that any determination made by the Trustee is subject to the approval of the Company) and shall, in the absence of manifest error, be conclusive for all purposes and binding on Holders of the Bearer Notes and any Coupons, and the Trustee shall have no liability therefor.

                 If an Event of Default with respect to the Notes shall have occurred and be continuing, the principal of all Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

                 If this Note is an Original Issue Discount Note, the amount payable in the event of redemption or repayment prior to its Stated Maturity shall be the Amortized Face Amount of this Note as of the date of redemption or the date of repayment, as the case may be. The "Amortized Face Amount" of this Note shall be the amount equal to (a) the Issue Price (set forth on the face hereof) plus (b) that portion of the difference between the Issue Price and the principal amount hereof that has accrued at the Yield to Stated Maturity (set forth on the face hereof) (computed in accordance with generally accepted United States bond yield computation principles) by such date of redemption or repayment, but in no event shall the Amortized Face Amount of this Note exceed its principal amount.

                 As provided in the Indenture and subject to certain limitations therein set forth, this Note is exchangeable for up to a like aggregate principal amount of Bearer Notes of different authorized denominations, as requested by the Person surrendering the same.

                 No service charge shall be made for any such exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

       Replacement of Permanent Global Notes
       -------------------------------------

                 In case this Note shall at any time become mutilated, destroyed, stolen or lost, it may be replaced at the specified office of the Principal Paying Agent in London; or, so long as the Bearer Notes are listed on the Luxembourg Stock Exchange, at the specified office of the Paying Agent in Luxembourg, upon payment by the claimant of such expenses as may be incurred in connection therewith and, in the case of destruction, theft or loss, on such terms as to evidence thereof and indemnity as the Company or the Trustee may reasonably require.
       Mutilated or defaced Bearer Notes must be surrendered before replacements will be issued.

                 The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debt Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than 66-2/3% in aggregate principal amount of the Debt Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Debt Securities of any series at the time Outstanding, on behalf of the Holders of all the Debt Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders hereof and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debt Security.

                 Holders of Debt Securities of this series may not enforce their rights pursuant to the Indenture or such Debt Securities except as provided in the Indenture. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

                 The Company may, without the consent of the Holders of the Notes, consolidate with, merge into, or transfer substantially all of its assets to, a corporation that is a U.S. Person, provided that the successor corporation assumes all obligations of the Company under the Notes and certain other conditions are met.

                 Except as provided above, the obligation to pay the principal hereof (and premium, if any) and interest hereon in the designated currency of payment is of the essence. To the fullest extent possible under applicable law, judgments in respect of this Note shall be given in such currency. The obligation of the Company to make such payments in the designated currency of payment shall, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the designated currency of payment that the Holder of this Note may, in accordance with normal banking procedures, purchase with the sum paid in such other currency (after any premium and cost of exchange) on the business day in the country of issue of the designated currency of payment or in the international banking community (in the case of a composite currency) immediately following the day on which such Holder receives such payment. If the amount in the designated currency of payment that may be so purchased is for any reason less than the amount originally due, the Company shall, as a separate and independent obligation, pay such additional amounts in the designated currency of payment as may be necessary to compensate for any such shortfall.

                 All notices to Holders of this Note will be deemed to have been duly given if published on two Business Days in a leading London daily newspaper (which is expected to be the Financial Times) and, so long as
                                              ---------------
       the Bearer Notes are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, in Luxembourg in a newspaper of general circulation in Luxembourg (which is expected to be the

       Luxemburger Wort).  Such notices shall be deemed to have been given on
       ----------------
       the date of the first such publication.

                 This Note shall be deemed to be a contract made and to be performed solely in the State of New York, and for all purposes shall be governed by, and construed in accordance with, the laws of said State without regard to the conflicts of law rules of said State.

                 All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

        SCHEDULE OF ISSUANCES, EXCHANGES AND AGGREGATE PRINCIPAL AMOUNT

                 The following issuances and exchanges of a part of this Note have been made, and the aggregate principal amount of Bearer Notes represented by this Note at any time is as shown in the last entry of Column III hereof unless one or more entries have been made in Column IV hereof reflecting exchanges for individual Bearer Notes, in which event such aggregate principal amount is as shown in the last entry of Column V hereof.

    I.           II.       III.        IV.           V.              VI.

                                    Principal                     Notation
                                    Amount        Aggregate       made on
              Aggregate             Exchanged     Principal       behalf
Settlement    Principal  Principal  for Indivi-   Amount          of the
Date or Date  Amount     Amount     dual Bearer   Remaining       Principal
of Exchange   Issued     Issued     Notes         After Exchange  Paying Agent
- - ------------  ---------  ---------  -----------   --------------  ------------

- - ------------  ---------  ---------  -----------   --------------  ------------

- - ------------  ---------  ---------  -----------   --------------  ------------

- - ------------  ---------  ---------  -----------   --------------  ------------

- - ------------  ---------  ---------  -----------   --------------  ------------

- - ------------  ---------  ---------  -----------   --------------  ------------

- - ------------  ---------  ---------  -----------   --------------  ------------

- - ------------  ---------  ---------  -----------   --------------  ------------

- - ------------  ---------  ---------  -----------   --------------  ------------

- - ------------  ---------  ---------  -----------   --------------  ------------

- - ------------  ---------  ---------  -----------   --------------  ------------

- - ------------  ---------  ---------  -----------   --------------  ------------

- - ------------  ---------  ---------  -----------   --------------  ------------

                         SCHEDULE OF INTEREST PAYMENTS


            The following payments of interest in respect of this Note have been made.



       Date of                                     Notation made
       Interest               Interest             on behalf of the
       Payment                Paid                 Principal Paying Agent
       --------               --------             ----------------------

       --------               --------             ----------------------

       --------               --------             ----------------------

       --------               --------             ----------------------

       --------               --------             ----------------------

       --------               --------             ----------------------

       --------               --------             ----------------------

       --------               --------             ----------------------

       --------               --------             ----------------------

       --------               --------             ----------------------

       --------               --------             ----------------------

       --------               --------             ----------------------

       --------               --------             ----------------------